Exhibit 5.1

[LETTERHEAD OF WACHTELL, LIPTON, ROSEN & KATZ]

January 9, 2019

Univar Inc.

3075 Highland Parkway, Suite 200

Downers Grove, Illinois 60515

Attention: Jeffrey W. Carr

Re:	Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as counsel to Univar Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-4 (File No. 333-228154) (as amended, the “Registration Statement”) filed with the U.S. Securities and Exchange Commission (the “Commission”), relating to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of up to 27,945,963 shares of common stock, par value $0.01 per share, of the Company (the “Shares”) to be issued in connection with the merger contemplated by the Agreement and Plan of Merger (the “Merger Agreement”), dated as of September 17, 2018, among Nexeo Solutions, Inc., a Delaware corporation (“Nexeo”), the Company, Pilates Merger Sub I Corp, a Delaware Corporation and direct wholly-owned subsidiary of the Company (“Merger Sub I”), and Pilates Merger Sub II LLC, a Delaware limited liability company and direct wholly-owned subsidiary of the Company (“Merger Sub II”), pursuant to which Merger Sub I will merge with and into Nexeo (the “Initial Merger”), with Nexeo surviving the Initial Merger as a direct wholly-owned subsidiary of the Company, and immediately following the Initial Merger, Nexeo will merge with and into Merger Sub II (the “Subsequent Merger”), with Merger Sub II surviving the Subsequent Merger as a direct wholly-owned subsidiary of the Company. The Company is registering an additional 8,622,318 Shares for the number of shares of Nexeo common stock, par value $0.0001 per share, underlying Nexeo’s warrants outstanding as of November 30, 2018, which are being reserved for the future settlement of the Nexeo warrants following the closing of the transaction.

In rendering this opinion, we have examined the Registration Statement, the Merger Agreement and such corporate records and other documents, and have reviewed such matters of law, as we have deemed necessary or appropriate. In rendering this opinion, we have relied, with your consent, upon oral and written representations of officers of the Company and certificates or comparable documents of officers of the Company and public officials with respect to the accuracy of the factual matters addressed in such representations and certificates. In addition, in rendering this opinion, we have assumed without verification the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents, and the legal capacity of all individuals executing any of the foregoing documents.

Based on and subject to the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that the Shares will be, upon issuance, duly authorized and when the Registration Statement has been declared effective by order of the Commission and if and when the Shares have been duly issued upon the terms and conditions set forth in the Registration Statement and the Merger Agreement, the Shares will be validly issued, fully paid and nonassessable.

We are members of the Bar of the State of New York and we have not considered, and we express no opinion as to, the laws of any jurisdiction other than the federal securities laws of the United States, the laws of the State of New York, and the General Corporation Law of the State of Delaware (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing) as in effect on the date hereof.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and the references to our name therein, as well as under the heading “Legal Matters” in the related joint proxy and consent solicitation statement/prospectus. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations of the Commission thereunder. We assume no obligation to advise you or any other person or to make any investigation, as to any legal developments or factual matters arising subsequent to the date of effectiveness of the Registration Statement that might affect the opinions expressed herein.

Very truly yours,

/s/ Wachtell, Lipton, Rosen & Katz